UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 9261
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2017, Cryoport, Inc. (the “Company”) entered into an employment agreement effective June 1, 2017 (the “Agreement”) with Mr. Jerrell W. Shelton with respect to his employment as President and Chief Executive Officer of the Company, which replaces the prior employment agreement between Mr. Shelton and the Company dated as of June 28, 2013 that expired on May 4, 2017.

The Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board of Directors of the Company and Mr. Shelton’s annual base salary was increased to $550,000 effective on June 1, 2017. Mr. Shelton is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. If Mr. Shelton terminates the Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen (18) months following termination and one half of unvested options as of date of termination shall become fully vested; provided that if the termination date is within twelve months after a change in control of the Company, then all of the unvested options as of such date will become fully vested. Mr. Shelton has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Agreement and for a period of eighteen (18) months following the termination of the Agreement. The Agreement expires on June 1, 2021.

In addition, the Compensation Committee has established a policy for the review of possible option grants to all employees; in accordance with this policy, Mr. Shelton was awarded options giving him the right to acquire an aggregate of 340,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, or $3.44 per share, and are subject to the terms of the Company’s 2015 Omnibus Equity Incentive Plan. The option vests monthly over four years; provided that up to one half of the options may accelerate based on achievement of certain performance goals.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached as an exhibit, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement effective as of June 1, 2017 between Cryoport, Inc. and Jerrell W. Shelton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: May 31, 2017	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Employment Agreement effective as of June 1, 2017 between Cryoport, Inc. and Jerrell W. Shelton